Calculation of Filing Fee Tables
S-8
G WILLI FOOD INTERNATIONAL LTD
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value per share	Other	200,000	$ 21.73	$ 4,346,000.00	0.0001531	$ 665.37
2	Equity	Ordinary shares, no par value per share	Other	200,000	$ 15.94	$ 3,188,000.00	0.0001531	$ 488.08
Total Offering Amounts:						$ 7,534,000.00		$ 1,153.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,153.45
Offering Note
[1]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional ordinary shares, no par value per share, of the Registrant ("Ordinary Shares") that become issuable under the G Willi-Food International Ltd. 2022 Share Option Plan (the "Plan") by reason of any share dividend, share split, recapitalization or similar transaction. b. Represents the number of additional Ordinary Shares reserved for future issuance under the Plan. c. Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) under the Securities Act and based on the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Capital Market on August 5, 2025. d. Represents Ordinary Shares issuable upon exercise of outstanding options with fixed exercise prices under the Plan, with an exercise price of NIS 54.95 ($15.94 based on the representative rate of exchange as of August 5, 2025 announced by the Bank of Israel) per Ordinary Share. e. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the exercise price at which such options may be exercised.

[2]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional ordinary shares, no par value per share, of the Registrant ("Ordinary Shares") that become issuable under the G Willi-Food International Ltd. 2022 Share Option Plan (the "Plan") by reason of any share dividend, share split, recapitalization or similar transaction. b. Represents the number of additional Ordinary Shares reserved for future issuance under the Plan. c. Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) under the Securities Act and based on the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Capital Market on August 5, 2025. d. Represents Ordinary Shares issuable upon exercise of outstanding options with fixed exercise prices under the Plan, with an exercise price of NIS 54.95 ($15.94 based on the representative rate of exchange as of August 5, 2025 announced by the Bank of Israel) per Ordinary Share. e. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the exercise price at which such options may be exercised.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A